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EXHIBIT 5                   CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of the 16TH day of July, 1998, by and between Pacific Magtron, Inc. (the "Company"), and Network Investor Communications Inc., a Nevada corporation ("Consultant").

                                Premises

a) Consultant has expertise and knowledge regarding media and public relations.

b) The Company has need for the services of the Consultant in assisting in the preparation of press releases, shareholder information and investor relations.

                                Agreement

NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, the benefits to the parties to be derived therefrom and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1. Services. The Company hereby retains the Consultant and Consultant hereby agrees to serve the Company as an independent consultant providing advice and services to the Company in connection with:

a) Introduce company to retail brokerage firms, institutional investors, analysts, and individual investors;

b)  Working with management in developing strategies to add value to Company;

c)  Creating an investor corporate profile, updated periodically (as needed);

d) Developing an investor kit to disseminate public information to trade publications, newspapers, magazines and potential investment entities;

e)  Producing and oversee fulfillment of investor requests and/or inquires;

f) Disseminating news and press releases over Business Wire or other wire service; and

g) Assisting in public and media relationships; including media planning and placement, message development, and preparation, timing and placement of press releases.

Consultant agrees to provide such services to the Company as the Company may from time to time reasonably request, including, without limitation, advice and services with respect to those matters as to which it has special competence by reason of its expertise. Consultant shall make its staff available during reasonable business hours to perform services requested by the Company that fall within the scope of this Agreement and Consultant's expertise. Additionally, Consultant shall provide monthly reports to the Company outlining its activities on behalf of the Company for the prior month.

2. Term. This Agreement shall remain in full force and effect for six (6) months after the date hereof. The Agreement may be renewed for six (6) additional months upon the mutual written consent of the parties. Upon termination of this Agreement, the Company shall have no further obligations

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to Consultants, including the payment of any further monthly obligations.
Either party can terminate this Agreement, before the end of six (6) months, provided that a written 30-day notice is given.

3. Compensation. The Company shall pay, and Consultant shall accept, a fee structure as follows: $3,000 for first month, $4,000 for second month, $5,000 for third month, $5,000 for fourth month, $6,000 for fifth month, and $7,000 for sixth month, payable on the sixteenth of each month in advance.

4. Stock Compensation. It is hereby understood that any Stock Options to the Consultant will be negotiated prior to Secondary Offering.

5. Reimbursement for Costs. The Company shall pay all reasonable and necessary expenses, within the Company's normal expense guidelines, incurred by Consultant in the course of providing advice and services to the Company under the terms of this Agreement. Expenses also include business travel while on business at the request of and in the service of the Company. Consultant shall obtain written authorization from an executive officer of the Company before committing to any such business expenditure in excess of five hundred dollars ($500). Consultant shall provide the Company with all receipts and/or other documentation concerning such business expenses. The Company on receipt of documentation acceptable to it; including a statement setting forth the purpose of such expenses, persons contacted and the expectations or results of such conferences or contacts; shall pay such expenses within thirty (30) days of the receipt of such documentation.

6. Independent Contractor. Consultant is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship, partnership or joint venture between the parties. Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of compensation to it by the Company set forth in this Agreement including taxes imposed by Internal Revenue Code Section 3508; 6153 and section 1401 through 1403. The Company agrees to the following rights of Consultant consistent with an independent contractor relationship;

a) Consultant has the right to perform services for others during the term of this Agreement;

b) Consultant will furnish all equipment and materials used to provide the services required by this Agreement;

c) Consultant has the right to hire assistants as subcontractors, or to use its employees to provide the services required by this Agreement, provided that the Company is not liable for resulting cost; and

d) Neither Consultant nor its employees or agents shall be required to devote full time to performing the services required by this Agreement.

7. Authority to Act. The Consultant shall not have the authority to act on behalf of the Company or to enter into agreements on behalf of the Company.

8. Working Facilities. The Company shall provide to Consultant at the Company's principal executive offices suitable office space and facilities for use by Consultant when working on matters for the Company.

9. Nondisclosure of Information. Consultant agrees that during the term of this Agreement, Consultant will not, nor will it allow its employees or agents

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to directly or indirectly, disclose to any person not authorized by the
Company to receive or use such information, any of the Company's confidential or proprietary data, information, or techniques, or give any person not authorized by the Company to receive it, any information that is not generally known to anyone other than the Company or that is designated by the Company as "limited," "private," "confidential," or otherwise marked to indicate its confidential nature.

10. Assignment. The Consultant may not assign the obligations set forth herein.

11. Entire Agreement. This Agreement supersedes and supplants all prior agreements between the parties. This Agreement is the only agreement or understanding between the parties hereto with respect to the advice and services to be provided by Consultant to the Company. All negotiations, commitment, and understandings of both parties have been incorporated herein. This Agreement cannot be modified except by a written document signed by both parties to this Agreement.

12. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California and venue shall be in the County of Santa Clara, State of California.

13. Attorney's Fees. In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees and costs.

14. Notices. Any notices or other communication required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communications confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Network Investor Communications Inc., Consultant, to:

     Robert R. Deller, President
     Network Investor Communications Inc.
     9645 Gateway Drive, Suite B
     Reno, Nevada 89511
     Fax: (702) 852-9199

If to the Company, to:

     Ted Li, CEO/President
     Pacific Magtron, Inc.
     1600 California Circle
     Milpitas, CA 95035
     Fax:  (408) 956-8488

15. Severability. If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

16. Waiver. No failure by any party to insist on the strict performance of any convenient, duty, agreement, or condition of this Agreement, or to

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exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.

17. Confidential Nature. This Agreement is confidential in nature and, accordingly, neither the Consultant nor the Company or their officers, directors, employees and agents shall disclose its terms or conditions to any other parties unless required to do so pursuant to an order of a court or administrative body having proper jurisdiction over the parties and this Agreement or pursuant to the requirements of the Securities Act of 1933, as amended or the Exchange Act of 1934, as amended or any rule or regulation promulgated thereunder.


     PACIFIC MAGTRON, INC.

     By:/S/Ted Li,CEO/President


     NETWORK INVESTOR COMMUNICATIONS INC.

     By:/S/Robert R. Deller, President